UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)                     (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(b) Departure of Named Executive Officer
     On March 19, 2008, David F. Zucker ceased to be the President and Chief Executive Officer of Midway Games Inc. (the “Company”). Mr. Zucker will remain an employee of the Company until April 19, 2008.
5.02(c) Appointment of Principal Executive Officer
     Effective March 19, 2008, Matthew V. Booty was appointed Interim Chief Executive Officer and President of the Company. Mr. Booty, 41, currently serves as the Company’s Senior Vice-President – Worldwide Studios, a position he has held since June 6, 2005. Prior to that, he served as Senior Vice President – Product Development since June 2004. Since June 1991, Mr. Booty has also served in various capacities with Midway Amusement Games, LLC, a wholly-owned subsidiary of the Company.
     A copy of the press release announcing the appointment of Mr. Booty is attached as Exhibit 99.1.
5.02(e) Compensatory Arrangements of Certain Officers
     On March 19, 2008, the Company entered into a letter agreement with Matthew V. Booty, Interim Chief Executive Officer and President of the Company, (the “Letter Agreement”) which provides that if within five (5) years after the date of the Letter Agreement the Company terminates Mr. Booty’s employment without cause, then he will be entitled to a severance amount equal to twelve (12) months’ salary following termination of his employment with the Company. Any such severance amount would be based upon Mr. Booty’s base annual salary upon the date of termination and would be paid in normal payroll intervals. In addition, provided Mr. Booty properly elects continuation of health insurance coverage under and pursuant to COBRA, the Company will pay the premium on his behalf for standard employee medical (including dental and vision plans in which he is enrolled) coverage, as well as continue his Exec-U-Care coverage, during the period of such severance payments or until he is re-employed elsewhere, whichever is earlier. Such severance, premium payments and coverage continuation would be in full satisfaction and release of any and all claims that Mr. Booty may have relating to or associated with his employment with the Company or its affiliates. In the event of such a termination of Mr. Booty’s employment without cause, his ability to exercise options to purchase the Company’s common stock, to the extent vested as of the termination date, would be governed by the terms of stock option plan, program and/or agreement under which such options were issued.
     The foregoing summary of the Letter Agreement should be read in conjunction with, and is qualified in its entirety by, the copy of the Letter Agreement which has been filed as an exhibit to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated March 20, 2008

99.2	Letter Agreement dated as of March 19, 2008 between Midway Games Inc. and Matthew V. Bootty

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
March 20, 2008	By:	/s/ Deborah K. Fulton
Deborah K. Fulton
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated March 20, 2008

99.2	Letter Agreement dated as of March 19, 2008 between Midway Games Inc. and Matthew V. Bootty

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